Exhibit 10.1

ACQUISITION RIGHT OF FIRST NEGOTIATION AGREEMENT

This Acquisition Right of First Negotiation Agreement (the “Agreement”) is entered into this 3rd day of November, 2006 (the “Effective Date”), by and among Crdentia Corp., a corporation organized and existing under the laws of the State of Delaware (the “Company”) and MedCap Partners L.P., C. Fred Toney and James D. Durham (the “Buyers”).  The Company and the Buyers may each be referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

A.            In connection with the Buyers’ transfer of $1,000,000 to a cash collateral account for the benefit of the Company,to facilitate the additional borrowing by the Company from Bridge Healthcare Finance, LLC (the “Advance”), iVOW, Inc. (“iVOW”) the Company and the Buyers have entered into that certain Stock Pledge Agreement, by and between the Company, iVOW and the Buyers, dated as of even date hereof (the “Stock Pledge Agreement”), pursuant to which the Company and iVOW have granted to the Buyers a security interest in 100% of the outstanding stock of Sound Health Solutions, Inc. (“SHS”), a wholly-owned subsidiary of iVOW.

B.            The Company, iVOW Acquistion Corp. and iVOW have entered into that certain Agreement and Plan of Merger dated September 20, 2006 (the “Merger Agreement”), pursuant to which the Company has agreed to acquire iVOW for $3,500,000 in Crdentia common stock, subject to adjustment, subject to the approval of Crdentia and iVOW common stockholders and other closing conditions (the “Merger”).

C.            As a condition precedent to the Buyers providing the Advance, the Company has agreed to grant the Buyers an exclusive right of first negotiation of the terms of any agreement to acquire all or a majority of SHS (whether by merger, purchase of SHS’s outstanding stock or purchase of SHS’s assets, or other similar transaction) (any such agreement, a “SHS Transaction Agreement”) during the Negotiation Period, as that term is defined below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.                                      DEFINITIONS.

As used in this Agreement, the following capitalized terms have the indicated meanings:

1.1.         Affiliate(s).  “Affiliate(s)” means, as of any point in time and for so long as such relationship continues to exist with respect to any Person, any other Person which controls, is controlled by or is under common control with such Person.  A Person shall be regarded as in control of another Person if it owns or controls more than 50% of the equity securities of the subject Person entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority).

1.2.         Person.  “Person” means any individual or legal entity.

1.3.         Third Party.  “Third Party” means any Person other than the Company, the Buyers or their respective Affiliates.

2.                                      RIGHT OF FIRST NEGOTIATION.

2.1.         Commencing at the Effective Time of the Merger (as that term is defined in the Merger Agreement), prior to Company negotiating a SHS Transaction Agreement with a Third Party, the Company shall give the Buyers a period of thirty (30) days to notify the Company whether the Buyers desire to enter into a SHS Transaction Agreement with the Company on mutually agreeable and commercially reasonable terms and conditions for such transaction.  If the Buyers timely notify the Company in writing of such desire, then the Parties shall negotiate in good faith and attempt to reach mutual agreement upon such terms and conditions for such SHS Transaction Agreement during the period commencing at the Effective Time of the Merger  and extending until the date that is sixty (60) calendar days following the Effective Time of the Merger (the “Negotiation Period”).

2.2.         If the Buyers do not timely notify the Company of their interest in entering into such a SHS Transaction Agreement, or if upon expiration of the Negotiation Period the Parties are unable to agree upon such terms and conditions, then the Company shall have no further obligation to the Buyers under this Agreement and shall be free to enter into a SHS Transaction Agreement with any Third Party on any terms that the Company determines in its sole discretion, and the Company shall have no obligation to offer any such terms to the Buyers.

2.3.         The Company agrees that should the Company and the Buyers agree on the terms of the acquisition of SHS, the Advance shall be credited against the applicable purchase price.  Any portion of the Advance not so utilized shall be repaid on January 31, 2007 by the Company to the Buyers with a 20% premium or risk factor thereon (i.e. if the entire $1,000,000 is repaid, the premium shall be $200,000).

3.                                      MISCELLANEOUS.

3.1.         Termination.  The Parties may terminate this Agreement at any time by giving written notice to the other Party; provided, however, that the Company may not terminate this Agreement without the prior written consent of the Buyers.  This Agreement shall automatically terminate upon the termination of the Merger Agreement pursuant to its terms.

3.2.         Assignment.  Neither this Agreement nor any interest under this Agreement shall be assignable by any Party without the prior written consent of the other Party, except that the Buyers may freely assign its interest under this Agreement to any of their Affiliates.  This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party to this Agreement appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.  Any assignment not in accordance with this Section 3.2 shall be void.

3.3.         Further Actions.  Each party to this Agreement agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

3.4.         Correspondence and Notices.  Correspondence, reports, documentation, and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement shall be delivered by hand, sent by facsimile transmission (receipt verified), or by nationally recognized overnight delivery service to the employee or representative of the other Party who is designated by such other Party to receive such written communication.

3.5.         Amendment.  No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

3.6.         Waiver.  No provision of the Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

3.7.         Severability.  If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible.  In any such event, this Agreement shall be construed as if such clause of portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefore such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable law.

3.8.         Descriptive Headings.  The descriptive headings of this Agreement are for convenience only and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

3.9.         Entire Agreement.  This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof.

3.10.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.

3.11.       No Third Party Rights or Obligations.  No provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a Party to this Agreement.

3.12.       Governing Law.  This Agreement, the rights of the parties and all claims arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the substantive laws in effect in the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

3.13.       Jurisdiction; Venue; Service of Process.

3.13.1. Jurisdiction.  Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware for the purpose of any claim between the parties arising in whole or in part under or in connection with this Agreement, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such claim brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such claim other than before one of the above-named courts.  Notwithstanding the previous sentence, a party may commence any such claim in a court other than the above-named courts solely to seek pre-litigation attachment of assets or preliminary injunction relief prior to litigation on the merits in the above-named courts or for the purpose of enforcing an order or judgment issued by one of the above-named courts.

3.13.2. Venue.  Each party agrees that for any claim between the parties arising in whole or in part under or in connection with this Agreement, such party bring claims only in the State of Texas.  Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

3.13.3. Service of Process.  Each party hereby (a) consents to service of process respecting any claim between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by Delaware law, (b) agrees that service of process made in accordance with clause (a) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 3.4, will constitute good and valid service of process in any such claim and (c) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such claim any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.

3.14.       Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN

EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

3.15.       Specific Performance.  The parties to this Agreement agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached, irreparable damage may occur which would be extremely impractical or difficult to measure and that as a result no adequate remedy of law may exist; accordingly the non-defaulting party, in addition to any other available rights or remedies, shall have the right to seek, in a court of competent jurisdiction, specific performance of the terms of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date.

CRDENTIA CORP.

By
Name:
Title:

MEDCAP PARTNERS L.P.

By
Name:
Title:

C. FRED TONEY

By

JAMES D. DURHAM, as sole and separate property

By

[SIGNATURE PAGE TO RIGHT OF FIRST NEGOTIATION]